EXHIBIT 99.1

Royalty Management Holding Corporation Provides Business Update with Focus on Opportunistic Growth

Company has established a low overhead business model with focus on selectively deploying capital to high value assets and cash flow generating opportunities

Company has started executing on its previously announced stock buyback as a value creation event and way to invest in undervalued assets

FISHERS, INDIANA / May 3, 2024 / Royalty Management Holding Corporation (Nasdaq: RMCO) (“Royalty Management” “RMCO”, or the “Company”), an innovative royalty company building shareholder value by acquiring and developing high value assets in sustainable market environments, is providing a business update post its completion of the S-4 merger and provide a business update with focus on opportunistic growth and value creation events.

Thomas Sauve, Chief Executive Officer of the Company, commented, “We are excited to share our latest business update with our investors as we continue a strong start to the 2024 year with a focus on value creation events and opportunistic growth. Post completion of the merger with AMAO, we’ve looked to focus on the highest value contributors of the business while also establishing a low cost, low overhead business model. Our team is motivated by the equity value of the Company and aligned with our shareholders on maximizing this value, as opposed to being simply “hired guns” with salaries.  With that in mind, we couldn’t be more excited how we are positioned to continue to grow the business given our clean balance sheet and strong asset base.”

Some select, key highlights thus far in 2024:

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The company operates under a low-cost, low overhead model to expand its business enabling the Company to utilize cash flow from operations to expand its business or take advantage of accretive opportunities.

-	RMC Environmental Services revenues for the month of April 2024 alone has covered 100% of the expenses for the division for the entire year.

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On a cash basis, the Company’s monthly corporate expenses (including monthly amortization of yearly public costs) ranges from $41,000 to $65,000, with majority of previous expenses related to the merger and no longer recurring.

-	Revenues for the last two months have exceeded cash operational costs.

-	Cash flow generated from operations will be used for new investments, stock buybacks and/or dividend depending on share value.

-	The Company has no funding obligations or term notes over the next year that require additional capital.

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-	Over the next six months, it is anticipated that additional revenue streams will be expanding to provide additional free cash flow.

-	Over the next year, it is anticipated that at least one of our portfolio companies will have an exit either through sale or IPO.

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As a result of lower cash in trust, and thus resulting in less shares outstanding, the Company is focusing on the highest value, most accretive opportunities it has available, which may result in the current forecasts differing from the previous forecasts identified in the filed Form S-4 statement.

Select Portfolio Holdings

Royalty Management has put together an exciting portfolio of royalty assets which support growing or transitioning industries and to generate near-future royalty and income streams. Some of RMCO’s portfolio holdings include:

RMC Environmental Service LLC – A wholly-owned, environmental service business line of RMCO that supports residential, municipal and commercial development in and around Hamilton County, Indiana. The company recently announced record revenue for the month of March 2024 which currently covers the majority of all of the parent company’s expenses.

Ferrox Holdings Ltd. - A majority owner of the Tivani Project; ilmenite, iron, vanadium and phosphate project which is in an advance development stage. It is located in the long-term mining region of the Limpopo Province in South Africa. Ferrox is the holding company for several South African subsidiaries and is focus is on developing mineral resources in Sub Saharan Africa.

TR Mining – A high quality, Jamaica-based diversified mineral project with a focus on iron ore, titanium and vanadium with an initial estimated deposit of 212,925,000 tons of raw feedstock with an estimated 106,462,500 tons of ore body, based on an average of 50% magnetic material. The project is part of a Special Exclusive Prospecting License (or “SEPL”) that covers an area of approximately 25 permitted square kilometers. TR Mining is 51% owned by American Carbon Corporation and 49% owned by TR Mining & Equipment Limited, where RMC owns a royalty interest from the sale of produced product from the operation.

Advanced Magnet Lab, Inc. (AML) - AML is a recognized leader in the development of innovative magnet technologies and magnet-based applications. Today, AML is executing on multiple product development programs including magnet materials and PM-Wire™ based motors and generators for industrial, aerospace and defense. This includes projects funded by large industry, U.S. Department of Energy and U.S. Department of Defense. RMCO has an ownership interest in AML through its participation in their Series A round of capital raising.

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Center for Advancing Sustainable and Distributed Fertilizer Production (CASFER)- CASFER vision is to enable resilient and sustainable food production by developing next generation, modular, distributed, and efficient technology for capturing, recycling, and producing decarbonized nitrogen-based fertilizers (NBFs). CASFER brings together a diverse leadership and the convergence of a multidisciplinary team drawn from Texas Tech University, Florida A&M University, Georgia Institute of Technology, Case Western Reserve University, and Massachusetts Institute of Technology. RMCO is a gold member of CASFER providing commercial technology rights into one of the fastest growing markets of fertilizer recycling.

Heart Water, Inc. - Heart Water offers artisan alkaline rainwater with the aim of saving the depleting water resources. Heart Water is a cloud-harvested, nature-purified, and micro-filtered process, this is the purest alkaline water on the planet. The company has a unique process that utilizes ultraviolet light technology, multi-stage purification, and ozone oxidation, ensuring the naturally purest water available. RMCO owns an equity stake in Heart Water and will collect a royalty interest from each bottle of water that is sold from the facilities constructed by RMC’s investment.

About Royalty Management Holding Corporation

Royalty Management Holding Corporation (NASDAQ: RMCO) is a royalty company building shareholder value to benefit both its shareholders and communities by acquiring and developing high value assets in sustainable market environments. The business model focuses on acquiring and structuring cashflow and revenue streams around assets that can support the communities by monetizing the current existing cash flow streams while identifying transitionary cash flow from the assets for the future. For more information visit www.royaltymgmtcorp.com.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those that will be set forth in the “Risk Factors” section of the Company’s registration statement and proxy statement/prospectus to be filed with the SEC. Copies will be available on the SEC’s website, www.sec.gov. The information contained in this release is as of the date first set forth above.  The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

RedChip Companies Inc.

Robert Foley

1-800-RED-CHIP (733-2447)

Info@redchip.com

Company Contact:

Thomas Sauve

Chief Executive Officer

(317) 855-9926

SOURCE: Royalty Management Holding Corporation

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